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                                                                 Exhibit 25

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



                   Continental Stock Transfer & Trust Company
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              (Exact name of trustee as specified in its charter)


                  New York                                 13-2780552
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(State of incorporation                                 (I.R.S. employer
 if not a national bank)                                identification no.)


       2 Broadway, New York, New York                         10004
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  (Address of principal executive offices)                  (Zip code)


       Jesse R. Meer, 120 W. 45th St., New York, N.Y. 10036, 212-704-0100
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           (Name, address and telephone number of agent for service)


                       General DataComm Industries, Inc.
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              (Exact name of obligor as specified in its charter)


                    Delaware                                06-0853856
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 (State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                         identification no.)


              1579 Straits Turnpike
             Middlebury, Connecticut                        06762-1299
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  (Address of principal executive offices)                   (Zip code)


                9% Convertible Subordinated Debentures due 2006
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                        (Title of indenture securities)
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ITEM 1.         GENERAL INFORMATION.

                (a) The name and address of each examining or supervising authority to which the trustee is subject:

                     Banking Department of the State of New York
                     2 Rector Street
                     New York, New York 10006

                (b) Whether the trustee is authorized to exercise corporate trust powers.

                     The trustee is so authorized.

ITEM 2.         AFFILIATIONS WITH THE OBLIGOR.

                If the obligor is an affiliate of the trustee, describe each such affiliation:

NOTE: Items 3 through and including 15 are omitted, in accordance with General Instruction B., based upon the obligor's representation that it is not in default under other indentures under which Continental Stock Transfer & Trust Company is the trustee.

ITEM 16.        LIST OF EXHIBITS.

                The following exhibits to this Statement of Eligibility and Qualification were filed as exhibits to the Statements of Eligibility and Qualification on Form T-1 that accompanied the registration statements of the named obligors in the S.E.C. files specified. Such exhibits are hereby incorporated by reference to such filings.

  1(a). Amended organization certificate of the trustee. Trans-Lux Corporation, S.E.C. File NO. 33-1695.

  1(b). Certificate of amendment, dated May 14, 1986, of the trustee's organization certificate. Howtek, Inc., S.E.C. File No. 33-8971.

  2. Certificate of authority of the Banking Department of New York. Trans-Lux Corporation, S.E.C. File No. 33-1695.


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3.      Certificate of amendment, dated December 19, 1984, of the trustee's organization certificate. Trans-Lux Corporation, S.E.C. File No.
        33-1695.

4.      By-laws of the trustee. Trans-Lux Corporation, S.E.C. File No. 33-1695.

5.      Not applicable.

6. Consent of the trustee as required by Section 321(b) of the Act. Trans-Lux Corporation, S.E.C. File No. 33-1695.

7. Balance sheet of the trustee, as of December 31, 1995. Trans-Lux Corporation, S.E.C. File No. 33-1695. (The trustee is not required by the Banking Department to publish a report of its condition.)

8.      Not applicable.

9.      Not applicable.


                                   SIGNATURE

        Pursuant to the requirement of the Trust Indenture Act of 1939, the trustee, Continental Stock Transfer & Trust Company, a limited purpose trust company, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and the State of New York on January 17, 1997.


                        CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                        By: /s/ Michael Nelson, President
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                            Michael Nelson, President


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